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TERMINATION AGREEMENT

This Termination Agreement (this "Termination Agreement") to that certain Partnership Interests Purchase Agreement (the "Purchase Agreement"), dated as of March 24, 2014, is entered into as of April 24, 2015 by and between (i) InnSuites Hospitality Trust, an Ohio real estate investment trust (the "Buyer"), and (ii) Suite Hotels, LLC, an Arizona limited liability company (the "Seller" and collectively with the Buyer, the "Parties"). Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement.

WHEREAS, the Buyer and Seller have entered into the Purchase Agreement to purchase 51% of the Partnership Interests of Fort Worth/Dallas Suite Hospitality Partnership, subject to contingencies, operating Hotel Trinity (the "Acquisition"); and

WHEREAS, the Parties desire to terminate the Purchase Agreement and to abandon the Acquisition by entering into this Termination Agreement as the transaction began over a year ago and no longer meets the original objectives.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Termination. Pursuant to Section 9.5(a) of the Purchase Agreement, the Purchase Agreement is hereby terminated, effective as of the date hereof, and neither Party will have any further rights, obligations or liabilities thereunder except as set forth in Section 9 of the Purchase Agreement.

2. Further Acts. The Parties shall execute such further documents and instruments and take such further actions as may reasonably be requested by the other Party in order to carry out the purposes of this Termination Agreement.

3. Miscellaneous. This Termination Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Facsimile copies and electronic Portable Document Format files of executed signature pages transmitted by electronic mail shall be deemed to be originals for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Termination Agreement by their respective duly authorized representatives as of the date first above written.

BUYER:

INNSUITES HOSPITALITY TRUST

By: ______________________ EVP
Name: Marc E. Berg
Title: Executive Vice President

SELLER:

SUITE HOTELS, LLC

By: ______________________
Name: James F. Wirth
Title: Manager